Exhibit 10.7

AMENDMENT NO. 5

to

CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO THE CREDIT AGREEMENT (this “Amendment”) is made as of October 25, 2005 by and among NATIONAL WINE & SPIRITS, INC. (the “Borrower”), the financial institutions listed on the signature pages hereof and LASALLE BANK NATIONAL ASSOCIATION, in its capacity as contractual representative (the “Agent”) under that certain Credit Agreement dated as of March 31, 2003 by and among the Borrower, the financial institutions party from time to time parties thereto (the “Banks”) and the Agent (as amended as of June 30, 2003, March 31, 2004, June 30, 2004 and September 28, 2005, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrower, the Banks and the Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower, the Agent and the requisite number of Banks under Section 8.1 of the Credit Agreement have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendment to the Credit Agreement:

1. Amendment to the Credit Agreement. Effective as of September 30, 2005 (the “Effective Date”) and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

1.1.	LaSalle Bank National Association’s Commitment under the Credit Agreement, its Percentage of the Aggregate Commitment and the reference to the Aggregate Commitment as set forth on its signature page thereto is amended in its entirety as follows:

Commitment Amount: $37,500,000

Percentage of Aggregate Commitment: 62.500000000%

Aggregate Commitment: $60,000,000

1.2.	National City Bank of Indiana’s Commitment under the Credit Agreement, its Percentage of the Aggregate Commitment and the reference to the Aggregate Commitment as set forth on its signature page thereto is amended in its entirety as follows:

Commitment Amount: $22,500,000

Percentage of Aggregate Commitment: 37.500000000%

Aggregate Commitment: $60,000,000

1.3.	The definition of “Guarantors” now appearing in Section 1.1 of the Credit Agreement is amended in its entirety as follows:

“Guarantors” shall mean NWS-Indiana, NWS-Illinois, NWS-Illinois, LLC, NWS Michigan, Inc. United States Beverage, L.L.C. and National Wine & Spirits, LLC, and each Person that enters into a Guaranty pursuant to Section 5.1(G)(ii).

1.4.	Section 2.3(A) of the Credit Agreement is amended in its entirety as follows:

The Company agrees to pay to each Bank a commitment fee on the daily average unused amount of its respective Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to forty-five one-hundredths of one percent (0.45%) per annum during the period ending on the tenth Business Day following the receipt by the Agent of the Company’s financial statements for the fiscal quarter ending on March 31, 2003, and thereafter at a per annum rate equal to the Applicable Margin; provided that for the period commencing on September 30, 2005 to but not including October [            ], 2005, such commitment fee shall be calculated based upon a Commitment equal to $47,000,000. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

1.5.	The Schedules to the Credit Agreement are hereby deleted in their entirety and replaced with the Schedules attached hereto.

2. Consent. At the request of the Borrower, effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Agent and the Banks hereby consent, pursuant to Section 8.1 of the Credit Agreement, to permit, notwithstanding and as an additional exception to the limitations set forth in Section 5.2(C) of the Credit Agreement, the Borrower and/or certain of its Subsidiaries to acquire (the “Subject Acquisition”) all of the capital stock of L & L Wine and Liquor Corporation, a Michigan corporation (“Target”); provided that (a) the Subject Acquisition shall be for a purchase price (including, without limitation or duplication, cash, Restricted Payments and Indebtedness assumed) not to exceed $18,000,000, (b) the Subject Acquisition shall be consummated on or before December 31, 2005 pursuant to that certain Stock Purchase Agreement dated as of September 1, 2005 (the “Stock Purchase Agreement”), by and between the Borrower, as purchaser, and Stephen H. Lewis and Milford T. Lewis, individually and as trustee of the Milford T. Lewis Revocable Living Trust Agreement, dated November 29, 1998, as sellers, as in effect as of the Effective Date, and the Stock Purchase Agreement shall not have been amended or modified in any material respect or any material condition therein waived without the prior written consent of the Administrative Agent and the Required Banks, (c) the aggregate purchase price and other acquisition costs of fixed assets and other capital expenditures made by the Company or any of its Restricted Subsidiaries during the 2006 fiscal year shall not exceed $5,000,000, calculated exclusive of the purchase price (including, without limitation or duplication, cash, Restricted Payments and Indebtedness assumed) of the Subject Acquisition, (d) the Borrower and its Subsidiaries shall otherwise satisfy the requirements described in Sections 5.1(G) and 5.2(F) of the Credit Agreement with respect to the Subject Acquisition, and (e) after giving effect to the Subject Acquisition, no Default or Event of Default shall exist.

3. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Agent shall have received the following:

(a)	duly executed originals of this Amendment from each of the Borrower, the requisite number of Banks under Section 8.1 of the Credit Agreement and the Agent;

(b)	duly executed originals of a Reaffirmation in the form of Exhibit A attached hereto;

(c)	replacement Notes in substantially the form of Exhibit C to the Credit Agreement in favor of (i) LaSalle Bank National Association in the aggregate principal amount of $37,500,000 and (ii) National City Bank of Indiana in the aggregate principal amount of $22,500,000;

(d)	the Amendment Fee (as defined below);

(e)	such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, this Amendment or the other Loan Documents, all in form and substance reasonably satisfactory to the Agent and its counsel; and

(f)	a favorable written opinion letter (addressed to the Agent and the Banks and dated as of the date of this Amendment) from outside counsel for the Borrower, in form and substance reasonably satisfactory to the Agent and covering such matters relating to this Amendment and the other Loan Documents as the Agent shall reasonably request; and

(g)	such other documents, instruments and agreements as the Agent shall reasonably request.

4. Amendment Fee. Each Bank that delivers a duly executed signature page to this Amendment to the Agent’s counsel, Sidley Austin Brown & Wood LLP, Attention: Latonia Keith, by facsimile (Fax: 312-853-7036) by 12:00 noon (Chicago time) on October [            ], 2005, shall be entitled to an amendment fee (the “Amendment Fee”) equal to (i) 0.10% (10 basis points) multiplied by (ii) (a) in the case of LaSalle Bank National Association, $12,500,000 (which amount is equal to the increased amount of such Bank’s Commitment pursuant to this Amendment and pursuant to Amendment No. 4 to the Credit Agreement dated as of September 28, 2005) and (b) in the case of National City Bank of Indiana, $7,500,000 (which amount is equal to the increased amount of such Bank’s Commitment pursuant to this Amendment).

5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

5.1.	This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

5.2.	Upon the effectiveness of this Amendment and after giving effect hereto, (i) the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (unless the applicable representation and warranty is specifically made as of an earlier date pursuant to the terms of the Credit Agreement) and (ii) no Default or Event of Default has occurred and is continuing.

6. Reference to the Effect on the Credit Agreement.

6.1.	Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement or in any other Loan Document (including any reference therein to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) shall mean and be a reference to the Credit Agreement as amended by Section 1.

6.2.	Upon the effectiveness of Section 2 hereof, on and after the date hereof, each reference in the Credit Agreement or in any other Loan Document (including any reference therein to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) shall mean and be a reference to the Credit Agreement as further modified by Section 2.

6.3.	Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

6.4.	The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Banks, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

NATIONAL WINE & SPIRITS, INC., as Borrower
By:	/s/ Patrick A Trefun
Name: Patrick A Trefun
Title: Treasurer
LASALLE BANK NATIONAL ASSOCIATION, as Agent and as a Bank
By:	/s/ Chris O’Hara
Name: Chris O’Hara
Title: Senior Vice President
NATIONAL CITY BANK OF INDIANA, as a Bank
By:	/s/ David McNeely
Name: David G. McNeely
Title: Vice President

REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 5 to the Credit Agreement dated as of March 31, 2003 by and among National Wine & Spirits, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Banks”) and LaSalle Bank National Association, in its individual capacity as a Bank and in its capacity as contractual representative (the “Agent”) (as amended as of June 30, 2003, March 31, 2004, June 30, 2004 and September 28, 2005, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Amendment No. 5 is dated as of October 25, 2005 (the “Amendment”). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Bank, each of the undersigned reaffirms the terms and conditions of the Guaranty, the Pledge Agreement, Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated as of October 25, 2005

NATIONAL WINE & SPIRITS CORPORATION
NWS, INC.
NWS-ILLINOIS, LLC
NWS MICHIGAN, INC.
UNITED STATES BEVERAGE, L.L.C.
NATIONAL WINE & SPIRITS, LLC
By:	/s/ John J Baker
Its: Secretary